UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2011

Date of Report (Date of earliest event reported)

Pacific WebWorks, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26731 (Commission File Number)	87-0627910 (IRS Employer Identification No.)

230 West 400 South, 1st Floor, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 578-9020

(Registrant’s telephone number, including area code)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Complimentary Arrangements of Certain Officers

Effective May 20, 2011, Christian R. Larsen resigned his positions as President and Secretary of Pacific WebWorks, Inc. (“the Company”) to pursue other opportunities and challenges.  Mr. Larsen will, however, continue to serve on the Company’s board of directors (“Board”).

In accordance with our bylaws, on May 18, 2011, the Board appointed K. Lance Bell to fill the director vacancy on our Board and to serve until our next annual meeting or until he is succeeded by a qualified director.  The Board also appointed Lance as President, Secretary and Chief Financial Officer of the Company.  Lance is 37 years old and is the son of Kenneth W. Bell, our Chief Executive Officer.

Lance earned an MBA from Goizueta Business School at Emory University in Atlanta, Georgia.  He also has over 13 years of experience in the IT services industry, including domestic and international architecture and operations management.  From 2001 to 2011 Lance was employed by Cedarcrestone, Inc., a consulting and managed services firm with approximately 600 employees.  He started with that company as a Technical Consultant and advanced to Manager of Application Development.  He then progressed to Director of Application Management in 2006 and then Sr. Director of Information Technology in 2010.  The Board believes Lance’s extensive contacts, domestic and international experience, management and business expertise will be a valuable component to our future success.

Lance started employment with Pacific WebWorks on January 1, 2011 to initially serve as Executive Vice President of Finance and Administration.  His employment agreement provides for a term starting on January 1, 2011 and terminating on December 31, 2012.  The agreement provides for a salary of $190,000 a year, with paid vacation time and benefits.  The compensation amount is subject to annual increases starting December 31, 2011 and the agreement provides for annual incentive bonuses to be determined by the Board.  Lance may be terminated only for cause and he is obligated to protect the proprietary information of the Company for a period of two years after termination of his employment.

In the event of a change in control (as defined in the agreement) that results in Lance’s resignation or discharge within the first year of employment, he is entitled to an amount equal to 1.5 times his salary.  After the first year, he is entitled to an amount equal to 3 times the average of the sum of the amounts paid for salary, bonus, and profit sharing for the prior three fiscal years, or such shorter time period, immediately preceding the date of the change in control.  In addition, Lance has the right to request that the Company register Company shares owned by him when, and if, a registration statement is filed by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment agreement between Pacific WebWorks, Inc. and K. Lance Bell, dated January 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2011	PACIFIC WEBWORKS, INC. _/s/Kenneth W. Bell___________________ Kenneth W. Bell Chief Executive Officer

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